Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Siebert Financial Corp. (the “Company”) of our report dated May 10, 2024, relating to the consolidated financial statements of the Company as of and for the year ended December 31, 2023, which appears in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2024. We also consent to the reference of us under the heading “Experts” in this Registration Statement.

/s/ Baker Tilly US, LLP

New York, New York

May 30, 2025